      As filed with the Securities and Exchange Commission on May 30, 1996
                                                        Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                            DATAMETRICS CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  95-3545701
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                Identification Number)
                            -----------------------

                               21135 ERWIN STREET
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 598-6200
               (Address of Principal Executive Offices, Zip Code)

                             1995 STOCK OPTION PLAN
                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                           (Full title of the plans)
                            -----------------------

                 SIDNEY E. WING                          Copies to:
      PRESIDENT AND CHIEF EXECUTIVE OFFICER        BARRY M. CLARKSON, ESQ.
               21135 ERWIN STREET                     LATHAM & WATKINS
        WOODLAND HILLS, CALIFORNIA 91367               701 "B" STREET
                 (818) 598-6200                          SUITE 2100
      (Name, address including zip code,          SAN DIEGO, CALIFORNIA 92101
        and telephone number, including                 (619) 236-1234
        area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE


                                                                          Proposed
                                                        Proposed          Maximum
                                      Amount            Maximum          Aggregate      Amount of
     Title of Each Class of            being            Offering          Offering     Registration
  Securities to be Registered      Registered(1)   Price Per Share(2)     Price(1)         Fee
- ---------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value...      900,000           $7.31            $6,580,515       $2,270
===================================================================================================

(1) The Company's 1995 Stock Option Plan (the "1995 Plan") authorizes the issuance of 700,000 shares of the Company's Common Stock pursuant to options granted or to be granted under the 1995 Plan, of which 437,000 shares are subject to presently outstanding options. The Company's Employee Qualified Stock Purchase Plan ("EQSPP") authorizes the issuance of 200,000 shares of the Company's Common Stock.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the exercise price per share of $7.875 for outstanding options for 437,000 shares under the 1995 Plan and (2) for the remaining 463,000 shares under the 1995 Plan and the EQSPP, upon the average ($6.78) of the high and low prices for the Company's Common Stock on the American Stock Exchange on May 22, 1996.

                                 Page 1 of 49
                            Exhibit Index on Page 7

                                 PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

     Not required to be filed with this Registration Statement.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Registration Statement.


                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 29, 1995, filed with the Commission on January 29, 1996;

               (b)(1) The Company's Quarterly Report on Form 10-Q for the quarter ended January 28, 1996, filed with the Commission on February 29, 1996.

               (b)(2) The Company's Quarterly Report on Form 10-Q for the quarter ended April 28, 1996, filed with the Commission on May 28, 1996.

               (b)(3) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended October 29, 1995; and

               (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, filed with the Commission on or about July 12, 1988.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the Securities and Exchange Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  As authorized by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and the Company's Restated By-Laws provide that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and
(iv) for any transaction for which the director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company has purchased directors and officers' liability insurance covering all directors and officers with respect to actions and omissions occurring on or after the date of issuance of such policy.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.   EXHIBITS

4.1       1995 Stock Option Plan of Datametrics Corporation

4.2       Employee Qualified Stock Purchase Plan of Datametrics Corporation

4.3       Form of Incentive Stock Option Agreement

4.4       Form of Non-Qualified Stock Option Agreement

5.1       Opinion and consent of Latham & Watkins

23.1      Consent of Latham & Watkins (included in Exhibit 5.1)

23.2      Consent of Ernst & Young, LLP

24.1      Power of Attorney (included on signature page to this Registration
          Statement)


ITEM 9.     UNDERTAKINGS

   (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Woodland Hills, State of California, on May 21, 1996.

                              DATAMETRICS CORPORATION


                              By: /s/ Sidney E. Wing
                                 ----------------------------------------------
                                        Sidney E. Wing
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

  Each person whose signature appears below authorizes Sidney E. Wing and John
J. Van Buren, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                              Title                       Date
    ---------                              -----                       ----
/s/ Garland S. White
- -----------------------------       Chairman of the Board          May 21, 1996
Garland S. White

/s/ Sidney E. Wing
- -----------------------------       President and Chief            May 21, 1996
Sidney E. Wing                      Executive Officer;
                                    Director (Principal
                                    Executive Officer)

/s/ John J. Van Buren
- -----------------------------       Senior Vice President,         May 21, 1996
John J. Van Buren                   Chief Financial Officer
                                    and Treasurer (Principal
                                    Financial and Accounting
                                    Officer)


/s/ Dann V. Angeloff                Director                       May 21, 1996
- -----------------------------
Dann V. Angeloff

/s/ Richard A. Foster               Director                       May 21, 1996
- -----------------------------
Richard A. Foster

/s/ David A. Hahn                   Director                       May 21, 1996
- -----------------------------
David A. Hahn

/s/ Richard W. Muchmore             Director                       May 21, 1996
- -----------------------------
Richard W. Muchmore

                                    Director                       May __, 1996
- -----------------------------
Kenneth K. Zeiger

                                 EXHIBIT INDEX


EXHIBIT                                                                     PAGE
- -------                                                                     ----

4.1                  1995 Stock Option Plan of Datametrics Corporation        8

4.2                  Datametrics Corporation Employee Qualified Stock
                     Purchase Plan                                           18

4.3                  Form of Incentive Stock Option Agreement                27

4.4                  Form of Non-Qualified Stock Option Agreement            38

5.1                  Opinion and consent of Latham & Watkins                 48

23.1                 Consent of Latham & Watkins (included in Exhibit
                     5.1)                                                    --

23.2                 Consent of Ernst & Young, LLP                           49

24.1                 Power of Attorney (included on signature page to
                     this Registration Statement)                            --